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As filed with the Securities and Exchange Commission on October 13, 2004

Registration No. 333-110441

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 5
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE SHERIDAN GROUP, INC.
(Exact name of Registrant as specified in its charter)

Maryland	2750	52-1659314
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11311 McCormick Road, Suite 260
Hunt Valley, Maryland 21031-1437
(410) 785-7277

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

See Table of Additional Registrants Below

John A. Saxton
President and Chief Executive Officer
11311 McCormick Road, Suite 260
Hunt Valley, Maryland 21031-1437
(410) 785-7277

(Name, address including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Carmen J. Romano, Esq.
Sarah B. Gelb, Esq.
Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania 19103
(215) 994-4000

        Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall filed a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Name	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
Capital City Press, Inc.	Vermont	2750	03-0110230
Dartmouth Journal Services, Inc.	New Hampshire	2750	30-0074345
Dartmouth Printing Company	New Hampshire	2750	02-0124642
Sheridan Books, Inc.	Delaware	2750	06-1545725
The Dingley Press, Inc.	Delaware	2750	36-4550331
The Sheridan Group Holding Company	Delaware	2750	52-1614162
The Sheridan Press, Inc.	Maryland	2750	52-0858752
United Litho, Inc.	Maryland	2750	52-1891776

 EXPLANATORY NOTE

        This Amendment No. 5 to the Form S-4 Registration Statement is being filed for the sole purpose of filing additional exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Sheridan Group, Inc.

        Indemnification:    Section 2-418 of the Maryland General Corporation Law provides that a corporation may indemnify any present or former director or officer who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan ("Affiliate"), that is made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the Affiliate was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Affiliate actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Affiliate had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the Affiliate in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the Affiliate shall be adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in a manner prescribed by law, that indemnification is permissible in the circumstances because the Affiliate has met the applicable standard of conduct. The Affiliate must be indemnified for expenses, however, if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which a corporation may advance expenses to, or obtain insurance or similar coverage for, Affiliates. The law provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise. The amended and restated articles of incorporation of The Sheridan Group, Inc. provide for indemnification of directors and officers to the fullest extent permitted by Section 2-418 of the Maryland General Corporation Law.

        The Sheridan Group, Inc.'s bylaws provide for indemnification by The Sheridan Group, Inc. of any director or officer (as such term is defined in the bylaws) of The Sheridan Group, Inc. or a constituent corporation absorbed in a consolidation or merger, or any person who, at the request of The Sheridan Group, Inc. or a constituent corporation, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, except to the extent that such indemnification is prohibited by law. The bylaws also provide that The Sheridan Group, Inc. shall advance expenses incurred by a director or officer in defending a proceeding prior to the final disposition of such proceeding. The board of directors, by majority vote of a quorum consisting of directors not parties to the proceeding, must determine whether the applicable standards of any applicable statute have been met. The bylaws do not limit The Sheridan Group, Inc.'s ability to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the bylaws. The Sheridan Group, Inc. may purchase insurance covering the potential liabilities of the directors and officers of The Sheridan Group, Inc. or any constituent corporations or any person who, at the request of The Sheridan Group, Inc. or a constituent corporation, is or was serving as a director or officer of, or in any other capacity for, any other enterprise.

        Limitation of Liability:    Section 2-405.2 of the Maryland General Corporation Law permits a corporation to provide in its articles of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Sheridan Group, Inc.'s amended and restated articles of incorporation provides for such limitation of liability.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)
  Exhibits

        The following exhibits are filed herewith unless otherwise indicated:

2.1	Stock Purchase Agreement, dated as of August 1, 2003, by and among Sheridan Acquisition Corp., The Sheridan Group, Inc. and the shareholders, optionholders and warrantholders named therein.†
2.2	First Amendment to Stock Purchase Agreement, dated as of August 21, 2003, by and among Sheridan Acquisition Corp., The Sheridan Group, Inc. and BancBoston Ventures Inc. and John A. Saxton, on behalf of and solely in their capacity as representatives of all of the Sellers (as defined in the Stock Purchase Agreement).†
2.3	Asset Purchase Agreement, dated as of March 5, 2004, by and among The Sheridan Group, Inc., Lisbon Acquisition Corp. and The Dingley Press.†
3.1	Amended and Restated Certificate of Incorporation of TSG Holdings Corp.†
3.2	Amended and Restated Bylaws of TSG Holdings Corp.†
3.3	Amended and Restated Articles of Incorporation of The Sheridan Group, Inc.†
3.4	Amended and Restated Bylaws of The Sheridan Group, Inc.†
3.5	Restated and Amended Articles of Association of Capital City Press, Inc.†
3.6	Restated and Amended By-laws of Capital City Press, Inc.†
3.7	Articles of Incorporation of Dartmouth Journal Services, Inc.†
3.8	Bylaws of Dartmouth Journal Services, Inc.†
3.9	Articles of Agreement of Dartmouth Printing Company, as amended.†
3.10	By-Laws of Dartmouth Printing Company.†
3.11	Certificate of Incorporation of Sheridan Books, Inc., as amended.†
3.12	By-laws of Sheridan Books, Inc.†
3.13	Certificate of Incorporation of The Sheridan Group Holding Company.†
3.14	By-Laws of The Sheridan Group Holding Company.†
3.15	Amended and Restated Articles of Incorporation of The Sheridan Press, Inc.†
3.16	By-Laws of The Sheridan Press, Inc.†
3.17	Amendment and Restatement of Articles of Incorporation of United Litho, Inc.†
3.18	By-Laws of United Litho, Inc.†
3.19	Amended and Restated Certificate of Incorporation of The Dingley Press, Inc.†
3.20	Bylaws of The Dingley Press, Inc.†
4.1	Indenture, dated as of August 21, 2003, among Sheridan Acquisition Corp. and The Bank of New York, as trustee and notes collateral agent.†
4.2	Supplemental Indenture, dated as of August 21, 2003, among Capital City Press, Inc., Dartmouth Printing Company, Dartmouth Journal Services, Inc., Sheridan Books, Inc., The Sheridan Group Holding Company, The Sheridan Press, Inc., United Litho, Inc. and The Bank of New York, as trustee and notes collateral agent.†

4.3	Form of 10 1/4% Senior Secured Note Due 2011 (included in Exhibit 4.1).†
4.4	Registration Rights Agreement, dated as of August 21, 2003, by and between Sheridan Acquisition Corp. and Jefferies & Company, Inc.†
4.5	Joinder to the Registration Rights Agreement, dated as of August 21, 2003, by and among Capital City Press, Inc., Dartmouth Printing Company, Dartmouth Journal Services, Inc., Sheridan Books, Inc., The Sheridan Group Holding Company, The Sheridan Press, Inc., United Litho, Inc. and Jefferies & Company, Inc.†
4.6	Second Supplemental Indenture, dated as of May 11, 2004, by and among The Sheridan Group, Inc., Lisbon Acquisition Corp. and The Bank of New York, as trustee and notes collateral agent.†
4.7	Third Supplemental Indenture, dated as of May 11, 2004, by and among The Sheridan Group, Inc., Capital City Press, Inc., Dartmouth Printing Company, Dartmouth Journal Services, Inc., Lisbon Acquisition Corp., Sheridan Books, Inc., The Sheridan Group Holding Company, The Sheridan Press, Inc., United Litho, Inc. and The Bank of New York, as trustee and notes collateral agent.†
4.8	Registration Rights Agreement, dated as of May 25, 2004, by and among The Sheridan Group, Inc., Capital City Press, Inc., Dartmouth Printing Company, Dartmouth Journal Services, Inc., Lisbon Acquisition Corp., Sheridan Books, Inc., The Sheridan Group Holding Company, The Sheridan Press, Inc., United Litho, Inc. and Jefferies & Company, Inc.†
5.1	Opinion of Dechert LLP.†
5.2	Opinion of Gallagher, Callahan & Gartrell, P.A.
5.3	Opinion of Kenlan Schweibert & Facey, P.C.
10.1	Amended and Restated Revolving Credit Agreement, dated as of May 25, 2004, by and among The Sheridan Group, Inc., Fleet National Bank, as administrative agent, issuer and a lender, and the other financial institutions party thereto.†
10.2	Intercreditor Agreement, dated as of August 21, 2003, among Sheridan Acquisition Corp., The Sheridan Group, Inc., the guarantors signatory thereto, The Bank of New York, as trustee and collateral agent, and Fleet National Bank.†
10.3	Securities Holders Agreement, dated as of August 21, 2003, by and among TSG Holdings Corp., Bruckmann, Rosser, Sherrill & Co. II, L.P., ING Furman Selz Investors III L.P., ING Barings Global Leveraged Equity Plan Ltd., ING Barings U.S. Leveraged Equity Plan LLC and the management investors named therein.†
10.4	Registration Rights Agreement, dated as of August 21, 2003, by and among TSG Holdings Corp., Bruckmann, Rosser, Sherrill & Co. II, L.P., ING Furman Selz Investors III L.P., ING Barings Global Leveraged Equity Plan Ltd., ING Barings U.S. Leveraged Equity Plan LLC and the management investors named therein.†
10.5	Securities Purchase Agreement, dated as of August 21, 2003, by and among TSG Holdings Corp., Bruckmann, Rosser, Sherrill & Co. II, L.P., ING Furman Selz Investors III L.P., ING Barings Global Leveraged Equity Plan Ltd. and ING Barings U.S. Leveraged Equity Plan LLC.†
10.6	Securities Purchase and Exchange Agreement, dated as of August 21, 2003, by and among TSG Holdings Corp. and the management investors named therein.†
10.7	Management Agreement, dated as of August 21, 2003, by and among Bruckmann, Rosser, Sherrill & Co., LLC, FS Private Investments III LLC (d/b/a Jefferies Capital Partners) and Sheridan Acquisition Corp.†
10.8	Employment and Non-Competition Agreement, dated as of January 2, 1998, between The Sheridan Group, Inc. and John A. Saxton, as amended by First Amendment to Employment Agreement, dated as of April 1, 2000.†

10.9	Employment and Non-Competition Agreement, dated as of June 30, 2001, between The Sheridan Group, Inc. and G. Paul Bozuwa, as amended by First Amendment to Employment Agreement, dated as of April 18, 2003.†
10.10	Employment and Non-Competition Agreement, dated as of October 31, 2001, between The Sheridan Group, Inc. and Joan B. Weisman.†
10.11	TSG Holdings Corp. 2003 Stock-Based Incentive Compensation Plan.†
10.12	The Sheridan Group, Inc. Executive and Director Deferred Compensation Plan.†
10.13	The Sheridan Group, Inc. Change-of-Control Incentive Plan for Corporate Staff, as amended.†
10.14	The Sheridan Group, Inc. Change-of-Control Incentive Plan for Key Management Employees, as amended.†
10.15	Amendment No. 1 to Intercreditor Agreement, dated as of May 11, 2004, by and among The Sheridan Group, Inc., the guarantors signatory thereto, The Bank of New York, as trustee and collateral agent, and Fleet National Bank.†
10.16	Securities Purchase Agreement, dated as of May 25, 2004, by and among TSG Holdings Corp. and the management investors named therein.†
10.17	Joinder Agreement—Securities Holders Agreement, dated as of May 25, 2004, by and among Christopher A. Pierce, Eric Lane, William Braley, Kenneth Stickley, Jr. and TSG Holdings Corp.†
10.18	Joinder Agreement—Registration Rights Agreement, dated as of May 25, 2004, by and among Christopher A. Pierce, Eric Lane, William Braley, Kenneth Stickley, Jr., TSG Holdings Corp., Bruckmann, Rosser, Sherrill & Co. II, L.P., ING Furman Selz Investors III L.P., ING Barings U.S. Leveraged Equity Plan LLC and ING Barings Global Leveraged Equity Plan Ltd.†
10.19	Employment and Non-Competition Agreement, dated as of May 25, 2004, among The Dingley Press, Inc., Christopher A. Pierce and The Sheridan Group, Inc.†
12.1	Computation of Ratio of Earnings to Fixed Charges.†
21.1	Subsidiaries of The Sheridan Group, Inc.†
23.1	Consent of PricewaterhouseCoopers LLP.†
23.2	Consent of Dechert LLP (included in Exhibit 5.1).†
23.3	Consent of PricewaterhouseCoopers LLP.†
23.4	Consent of Gallagher, Callahan & Gartrell, P.A. (included in Exhibit 5.2).
23.5	Consent of Kenlan Schweibert & Facey, P.C. (included in Exhibit 5.3).
24.1	Powers of Attorney (included on signature pages).†
25.1	Statement of Eligibility of The Bank of New York, as trustee, on Form T-1.†
99.1	Form of Letter of Transmittal.†
99.2	Form of Notice of Guaranteed Delivery.†
99.3	Form of Letter to Holders.†
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.†
99.5	Form of Letter to Clients.†
99.6	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.†

†
Previously filed.

Report of Independent Registered Public Accounting Firm on
Financial Statement Schedule

To the Board of Directors of
The Sheridan Group, Inc.

        Our audits of the consolidated financial statements of The Sheridan Group, Inc. at December 31, 2003 and for the four-month and eleven-day period ended December 31, 2003 referred to in our report, which includes an explanatory paragraph describing a change in the basis of accounting arising from an acquisition, dated March 24, 2004, appearing in this Registration Statement on Form S-4 also included an audit of the financial statement schedule listed in Item 21(b) of this Registration Statement on Form S-4. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated statements.

/s/  PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
March 24, 2004

Report of Independent Registered Public Accounting Firm on
Financial Statement Schedule

To the Board of Directors of
The Sheridan Group, Inc.

        Our audit of the consolidated financial statements of The Sheridan Group, Inc. at December 31, 2002 and for the seven-month and twenty-day period ended August 20, 2003 and for the years ended December 31, 2002 and 2001 referred to in our report, which includes an explanatory paragraph describing a change in the basis of accounting arising from an acquisition, dated March 24, 2004, appearing in this Registration Statement on Form S-4 also included an audit of the financial statement schedule listed in Item 21(b) of this Registration Statement on Form S-4. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated statements.

/s/  PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
March 24, 2004

  (b)
  Financial Statement Schedules:

        Schedules not listed below are omitted because of the absence of the conditions under which they are required or because of the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Schedule II—Valuation and Qualifying Account

	Balance at beginning of period	Charged to expense	Deductions	Other	Balance at end of period
Successor Basis:
August 21, 2003 to December 31, 2003
Allowance for doubtful accounts	$1,155,565	$81,823	$148,249	$—	$1,089,139
LIFO reserve(1)	—	—	—	—	—
Deferred tax asset valuation allowance	1,532,007	338,653	—	—	1,870,660
Predecessor Basis:
January 1, 2003 to August 20, 2003
Allowance for doubtful accounts	$996,685	$232,757	$73,877	$—	$1,155,565
LIFO reserve	756,413	—	—	—	756,413
Deferred tax asset valuation allowance	1,532,007	—	—	—	1,532,007
Year ended December 31, 2002
Allowance for doubtful accounts	$652,685	$780,460	$438,190	$1,730	$996,685
LIFO reserve	471,145	285,268	—	—	756,413
Deferred tax asset valuation allowance	1,532,007	—	—	—	1,532,007
Year ended December 31, 2001
Allowance for doubtful accounts	$457,089	$341,242	$147,646	$2,000	$652,865
LIFO reserve	398,968	72,177	—	—	471,145
Deferred tax asset valuation allowance	1,532,007	—	—	—	1,532,007

(1)
In connection with the Buyout purchase accounting, the historical LIFO reserve was reversed.

ITEM 22.    UNDERTAKINGS.

  (a)
  The undersigned registrants hereby undertake:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   The undersigned registrants hereby undertake to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on October 13, 2004.

THE SHERIDAN GROUP, INC.
By:	/s/ JOHN A. SAXTON
	Name:	John A. Saxton
	Title:	President and Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. SAXTON John A. Saxton	President and Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2004
/s/ ROBERT M. JAKOBE Robert M. Jakobe	Chief Financial Officer (Principal Financial and Accounting Officer)	October 13, 2004
* Thomas J. Baldwin	Director	October 13, 2004
* Nicholas Daraviras	Director	October 13, 2004
* Craig H. Deery	Director	October 13, 2004
* Gary T. DiCamillo	Director	October 13, 2004
* J. Rice Edmonds	Director	October 13, 2004

* J.M. Dryden Hall, Jr.		Director	October 13, 2004
* James L. Luikart		Director	October 13, 2004
* Nicholas R. Sheppard		Director	October 13, 2004
* George A. Whaling		Director	October 13, 2004
*By:	/s/ JOHN A. SAXTON Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on October 13, 2004.

CAPITAL CITY PRESS, INC.
By:	/s/ JOHN A. SAXTON
	Name:	John A. Saxton
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. SAXTON John A. Saxton	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2004
/s/ ROBERT M. JAKOBE Robert M. Jakobe	Treasurer and Director (Principal Financial and Accounting Officer)	October 13, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on October 13, 2004.

DARTMOUTH JOURNAL SERVICES, INC.
By:	/s/ JOHN A. SAXTON
	Name:	John A. Saxton
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. SAXTON John A. Saxton	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2004
/s/ ROBERT M. JAKOBE Robert M. Jakobe	Treasurer and Director (Principal Financial and Accounting Officer)	October 13, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on October 13, 2004.

DARTMOUTH PRINTING COMPANY
By:	/s/ JOHN A. SAXTON
	Name:	John A. Saxton
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. SAXTON John A. Saxton	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2004
/s/ ROBERT M. JAKOBE Robert M. Jakobe	Treasurer and Director (Principal Financial and Accounting Officer)	October 13, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on October 13, 2004.

SHERIDAN BOOKS, INC.
By:	/s/ JOHN A. SAXTON
	Name:	John A. Saxton
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. SAXTON John A. Saxton	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2004
/s/ ROBERT M. JAKOBE Robert M. Jakobe	Treasurer and Director (Principal Financial and Accounting Officer)	October 13, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on October 13, 2004.

THE DINGLEY PRESS, INC.
By:	/s/ JOHN A. SAXTON
	Name:	John A. Saxton
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. SAXTON John A. Saxton	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2004
/s/ ROBERT M. JAKOBE Robert M. Jakobe	Treasurer and Director (Principal Financial and Accounting Officer)	October 13, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on October 13, 2004.

THE SHERIDAN GROUP HOLDING COMPANY
By:	/s/ ROBERT M. JAKOBE
	Name:	Robert M. Jakobe
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT M. JAKOBE Robert M. Jakobe	President and Director (Principal Executive Officer)	October 13, 2004
/s/ WILLIAM P. WALTERS William P. Walters	Secretary and Director (Principal Financial and Accounting Officer)	October 13, 2004
/s/ JOAN E. ZECHMAN Joan E. Zechman	Director	October 13, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on October 13, 2004.

THE SHERIDAN PRESS, INC.
By:	/s/ JOHN A. SAXTON
	Name:	John A. Saxton
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. SAXTON John A. Saxton	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2004
/s/ ROBERT M. JAKOBE Robert M. Jakobe	Treasurer and Director (Principal Financial and Accounting Officer)	October 13, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on October 13, 2004.

UNITED LITHO, INC.
By:	/s/ JOHN A. SAXTON
	Name:	John A. Saxton
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. SAXTON John A. Saxton	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2004
/s/ ROBERT M. JAKOBE Robert M. Jakobe	Treasurer and Director (Principal Financial and Accounting Officer)	October 13, 2004

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Table of Additional Registrants
EXPLANATORY NOTE
PART II
SIGNATURES